UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2005

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 30, 2005, Auxilium Pharmaceuticals, Inc. (the “Company”) completed a private placement financing in which the Company issued 8,242,796 shares of its common stock (the “Shares”) at a price of $4.90125 per share and warrants to purchase an aggregate of 2,060,687 shares of its common stock (the “Warrants”) with an exercise price of $5.84 per share, which resulted in gross proceeds to the Company of approximately $40,400,000 (the “Private Placement”). The Private Placement was consummated pursuant to securities purchase agreements, dated as of June 28, 2005 (the “Securities Purchase Agreements”), between the Company and certain institutional and other accredited investors (individually, a “Purchaser” and collectively, the “Purchasers”).

As required by the terms of the Securities Purchase Agreements, the Company filed a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on August 12, 2005 to register for resale the Shares and the shares of common stock issuable upon exercise of the Warrants. The Registration Statement was declared effective by the Commission on September 9, 2005. The Company is obligated to use its reasonable best efforts to keep the Registration Statement effective until the earlier of (i) September 9, 2007, (ii) the date on which the Shares and the shares of common stock issuable upon exercise of the Warrants become eligible for resale pursuant to Rule 144(k) under the Securities Act of 1933, as amended, or any other rule of similar effect, or (iii) such time as all such shares have been sold by the Purchasers.

On December 30, 2005, the Company and the Purchasers amended the Securities Purchase Agreements (the “Amendments”). The Amendments delete in its entirety Section 7.6 “Delay in Filing or Effectiveness of Registration Statement” of the Securities Purchase Agreements. Section 7.6 of the Securities Purchase Agreements provided for liquidated damages in the event (i) the Registration Statement was not filed and declared effective by certain specified dates and (ii) the Company suspended the use of the Registration Statement by the Purchasers in excess of certain permitted periods. Specifically, if the Registration Statement was not filed with the Commission or not declared effective by the applicable specified dates, then the Company would have been required to pay each Purchaser as liquidated damages an amount equal to 0.0333% of the purchase price paid by each such Purchaser in the Private Placement for each day until the Registration Statement was either filed with the Commission or declared effective, as the case may be. In addition, if, after the Registration Statement was declared effective, the Company suspended the use of the Registration Statement by the Purchasers, the Company would have been required to pay each Purchaser as liquidated damages an amount equal to 0.0333% of the purchase price paid by each Purchaser in the Private Placement for each day that the use of the registration statement was suspended in excess of 45 consecutive days or 60 days in the aggregate in any 12-month period.

Although the Company is no longer subject to the liquidated damages provision of the former Section 7.6, the Company remains obligated to use its reasonable best efforts to keep the Registration Statement effective for the period of time specified above.

The Amendments became effective as of December 30, 2005. Except to the extent expressly amended pursuant to the Amendments, each of the provisions of the Securities Purchase Agreements remains unchanged and continues in full force and effect.

As previously reported, the Purchasers include certain directors of the Company, certain stockholders of the Company that, together with their affiliated entities, own more than five percent of the Company’s outstanding capital stock (the “Principal Stockholders”), and affiliates of the Principal Stockholders.

The foregoing is a summary of the terms of the Amendments and does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendments, a form of which is attached hereto as Exhibit 10.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10	Form of Amendment to Securities Purchase Agreement, dated December 30, 2005, by and between the Company and each Purchaser.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: January 6, 2006	By:	/s/ Jennifer Evans Stacey
Jennifer Evans Stacey, Esq.
Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10	Form of Amendment to Securities Purchase Agreement, dated December 30, 2005, by and between the Company and each Purchaser.